EXHIBIT 10.16

                  PHILLIPS-VAN HEUSEN CORPORATION
                  PERFORMANCE INCENTIVE BONUS PLAN


1. Purpose. The purposes of the Plan are to induce certain senior executive employees of the Company and its Subsidiaries to remain in the employ of the Company and its Subsidiaries, to attract new individuals to enter into such employ and to provide such persons with additional incentive to promote the success of the business of the Company and its Subsidiaries.

2. Definitions.

(a) Defined Terms. The following words as used in the Plan shall have the meanings ascribed to each below.

		"Board" means the Board of Directors of the Company.

		"Cause" means (i) the commission by the Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by the Participant of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries, (iv) continued substance abuse that renders the Participant incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries, or
(v) as defined in the Participant's employment agreement (or other document or documents evidencing the terms of the Participant's employment), if any, with the Company or a Subsidiary.

		"Code" means the Internal Revenue Code of 1986, as in effect at the time with respect to which such term is used.

		"Committee" means the committee of the Board that the Board shall designate from time to time to administer the Plan or any subcommittee thereof.

		"Company" means Phillips-Van Heusen Corporation, a
Delaware corporation.

		"Fiscal Year" means each fiscal year of the Company, as set forth in the Company's books and records.

		"Participant" means each senior executive officer of the Company or a Subsidiary selected by the Committee to be a participant under the Plan, as provided herein.

		"Plan" means the Phillips-Van Heusen Corporation
Performance Incentive Bonus Plan, as set forth herein and as may be amended from time to time.

		"Subsidiary" has the meaning ascribed to such term in
section 424(f) of the Code.

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(b) Interpretation.

(i) The definitions of terms defined herein shall apply equally to both the singular and plural forms of the defined terms.

(ii) Any pronoun shall include the corresponding masculine, feminine and neuter forms, as the context may require.

(iii) All references herein to Sections shall be deemed to be references to Sections of the Plan unless the context shall otherwise require.

(iv) The headings of the Sections are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the Plan.

3. Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board that the Board shall designate from time to time. The Committee shall consist of two or more members of the Board each of whom it is intended would be "outside directors" within the meaning of section 162(m)(4)(C) of the Code. The Committee shall be appointed annually by the Board. The Board may, at any time, from time to time, remove any members of the Committee, with or without cause, appoint additional directors as members of the Committee and fill vacancies on the Committees, however created. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority vote of its members at a meeting duly called and held.

4. Administration.

	(a)	Subject to the express provisions of the Plan, the
Committee shall have complete authority to administer and interpret the Plan. The Committee shall establish the performance objectives for any Fiscal Year in accordance with
Section 5 hereof and certify whether such performance objectives have been attained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee in its sole discretion shall resolve any dispute or disagreement that may arise hereunder or as a result of or in connection with any action taken hereunder. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. The Company shall pay all expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

(b)	The Committee may delegate authority to the Chief
Executive Officer of the Company to administer the Plan with respect to employees of the Company or a Subsidiary whose compensation is not, and is reasonably not expected to become, subject to the provisions of Section 162(m) of the Code, subject to such conditions, restrictions and limitations as may be imposed by the Committee. Any actions duly taken by the Chief Executive Officer with respect to the administration of the Plan

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and the qualification for and payment of bonuses to employees shall be deemed to have been taken by the Committee for purposes of the Plan.

5. Determination of Participation, Performance Criteria and
Bonuses.

(a) Participation and Performance Criteria. The Committee shall determine who the Participants for each Fiscal Year will be and establish the performance objective or objectives that must be satisfied in order for a Participant to be eligible to receive a bonus for such Fiscal Year, within 90 days of the commencement of such Fiscal Year. Notwithstanding the foregoing, if a person whose compensation is not, and is reasonably not expected to become, subject to the provisions of
Section 162(m) of the Code, becomes employed by the Company and/or one or more of its Subsidiaries more than 90 days after a Fiscal Year commences or the Committee determines that a senior executive employee of the Company and/or one or more of its Subsidiaries whose compensation is not, and is reasonably not expected to become, subject to the provisions of Section 162(m) of the Code should become a Participant after such 90-day period has ended, the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such Fiscal Year at the time such determination is made.

(b) Performance Objectives. Performance objectives shall be based upon the achievement of earnings targets, with respect to (i) the Company, for Participants with corporate responsibilities and (ii) a Subsidiary or a division or business unit of the Company or a Subsidiary, for Participants who are responsible for a Subsidiary, division or business unit. For Participants with responsibility for more than one Subsidiary, division or business unit, performance objectives shall be established for each such Subsidiary, division and business unit for which he has responsibility, in each case, as established by the Committee. The Committee shall establish three earnings targets for each Fiscal Year for the Company and, to the extent necessary, due to the responsibilities of a Participant, each Subsidiary, division and business unit. The three targets shall consist of a threshold level (below which no bonus shall be payable), a plan level and a maximum level (above which no additional bonus shall be payable).

(c) Bonus Percentages.

(i) At the time that the Committee determines the Participants and establishes the performance criteria with respect to a Fiscal Year, it shall determine the bonus percentage payable to each Participant with respect to such Fiscal Year if the applicable threshold, plan or maximum level of earnings is attained. The bonus percentages represent the percentage of a Participant's base salary that he shall be entitled to receive as a bonus if the corresponding earnings are attained. There shall be no limit to the minimum or maximum bonus percentages that may be established for any Fiscal Year, bonus percentages may differ from Participant to Participant in any Fiscal Year and a Participant's bonus percentages may change from year to year, but with respect to each Participant for each Fiscal Year, the bonus percentage for attaining the maximum level of earnings shall exceed the bonus percentage for attaining the plan level of earnings which, in turn, shall exceed the bonus percentage for attaining the threshold level of earnings. In determining the bonus percentage for each Participant, the Committee may take into account the nature of the services rendered by such Participant, his past, present and potential contribution to the Company and its Subsidiaries, his seniority with the Company or any of

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its Subsidiaries and such other factors as the Committee,
in its discretion, shall deem relevant.

(ii) If a threshold, plan or maximum level of earnings is achieved, each applicable Participant shall receive a bonus equal to his base salary as of the last day of the applicable Fiscal Year times the applicable assigned bonus percentage. If the level of earnings achieved falls between two of the target levels, then each applicable
Participant shall receive a bonus equal to his base salary as of the last day of the applicable Fiscal Year times a percentage that is on a straight line interpolation between the bonus percentages for the two target levels. If a maximum level of earnings is exceeded, each applicable
Participant shall receive a bonus equal to his base salary as of the last day of the applicable Fiscal Year times the bonus percentage assigned to the maximum level of earnings.

(d) Termination of Employment During Fiscal Year. If a Participant's employment terminates during a Fiscal Year he was determined to be a Participant by reason of his death or disability and for no other reason, such Participant or his estate shall receive the bonus, if any, which would otherwise have been payable to such Participant for such Fiscal Year pro rated to the portion of such Fiscal Year actually worked by such Participant. Any such bonus shall be paid promptly after it is determined to be payable or at the end of the vesting period described in Section 6(a).

(e) Determination of Bonuses. The Committee shall determine whether any earnings targets were achieved for a Fiscal Year, which Participants shall have earned bonuses as the result thereof, and the bonus percentage such Participants are entitled to no later than the end of the first quarter of the Fiscal Year immediately subsequent to the Fiscal Year with respect to which the bonuses were earned.

(f) Absolute Maximum Bonus. Notwithstanding any other provision in the Plan to the contrary, the maximum bonus that may be paid to any Participant under the Plan with respect to any Fiscal Year may not exceed $3,000,000.

6. Payment.

(a) Vesting. Except as otherwise provided hereunder, payment of any bonus amount determined under Section 5 shall be subject to vesting, ending on the last day of the Fiscal Year immediately subsequent to the Fiscal Year with respect to which such bonus was earned. Payment of such bonus shall be made on the first day of the Fiscal Year immediately subsequent to the Fiscal Year during which such bonus vests, together with interest at a rate equal to the 1-year Treasury Bill rate on the date such bonus was determined or any other reasonable rate determined by the Committee from the date on which such bonus was determined. Notwithstanding the foregoing, (i) payment of any bonus amount to a Participant who shall also be a participant in the Company's Long-Term Incentive Plan shall be made within 30 days after such bonus amount has been determined under Section 5 hereof and (ii) the Chief Executive Officer shall have the authority to waive the vesting period (or any portion thereof) at any time for any Participant whose compensation is not, and is reasonably not expected to become, subject to the provisions of Section 162(m) of the Code, and to cause the payment of such bonus at such time, together with

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interest, if any, accrued on such payment as of the date of such payment in accordance with the terms hereof.

(b) Forfeiture. Except as otherwise set forth in Section 5(d), in order to remain eligible to receive a bonus, a Participant must be employed by the Company on the last day of the vesting period or must have died, become disabled, retired under the Company's retirement plan or have been discharged without cause during the vesting period.

(c) Form of Payment. All bonuses payable under the Plan, if any, shall be payable in cash. All amounts hereunder shall be paid solely from the general assets of the Company. The Company shall not maintain any separate fund to provide any benefits hereunder, and each Participant shall be solely an unsecured creditor of the Company with respect thereto.

7. General Provisions of the Plan.

(a) Effective Date.  The Plan became effective on March 2,
2000, subject to the ratification of the Plan by the Company's stockholders.

(b) Term of the Plan. The Plan shall be effective with respect to Fiscal Years 2000 through 2004 and shall terminate upon the payment of all bonuses, if any, earned with respect to Fiscal Year 2004, unless the holders of a majority of the shares of the Company's Common Stock present in person or by proxy at any special or annual meeting of the stockholders of the Company occurring on or prior to the date of the 2004 Annual Meeting of Stockholders shall approve the continuation of the Plan.

(c) Eligibility. Participation in the Plan with respect to any Fiscal Year shall be available only to persons who are senior executive employees of the Company and/or one or more of its Subsidiaries on the date of the Committee's determination of performance criteria for such Fiscal Year pursuant to Section 5(a) hereof or who thereafter become employed by the Company and/or one or more of its Subsidiaries or who are thereafter otherwise determined by the Committee to be Participants.

(d) Amendment and Termination.  Notwithstanding Section
8(b), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan as it deems advisable; provided, however, that no such action shall be effective without approval by the holders of a majority of the shares of the Company's Common Stock present in person or by proxy at any special or annual meeting of the Company's stockholders, to the extent such approval is necessary to continue to qualify the amounts payable hereunder to "covered employees" (within the meaning of section 162(m) of the Code) as deductible under section 162(m) of the Code.

(e) Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse

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or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(f) Withholding. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

8. No Right of Continued Employment. Neither the existence nor any term of the Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries, nor shall participation herein for any Fiscal Year confer upon any Participant any right to participate in the Plan with respect to any subsequent Fiscal Year.

9. No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, which is deemed by it to be appropriate or in its best interest, whether or not, such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

10. Miscellaneous.

(a) Nonalienation of Benefits. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan. The Company's obligations under this Plan are not assignable or transferable except to (i) a corporation or other entity which acquires all or substantially all of the Company's assets or (ii) any corporation or other entity into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators or successors in interest.

(b) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(c) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.




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